                                                             EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Search Financial Services, Inc.
(F/K/A Search Capital Group, Inc.)
Dallas, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 21, 1996, except for Note 7 which is as of May 24, 1996, relating to the financial statements of Dealers Alliance Credit Corp. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding a going concern uncertainty.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                   /s/ BDO SEIDMAN, LLP
                                   -----------------------
                                   BDO SEIDMAN, LLP


Atlanta, Georgia
December 2, 1997
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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Search Financial Services, Inc.
(F/K/A Search Capital Group, Inc.)
Dallas, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 23, 1997, relating to the consolidated financial statements of Search Financial Services, Inc. (F/K/A Search Capital Group, Inc.) which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP
                                        ----------------------
                                        BDO SEIDMAN, LLP


Dallas, Texas
December 2, 1997